                                                                   Exhibit 10.23

                                PROMISSORY NOTE
                       SECURED BY STOCK PLEDGE AGREEMENT

         NOTICE: THIS PROMISSORY NOTE PROVIDES FOR A BALLOON PAYMENT.

$150,885                                 San Mateo, California
                                         December 23, 1999

     For value received, the undersigned, Marcelo Gumucio ("Director") and Carole Gumucio (collectively, "Borrower") jointly and severally promise to pay to E-STAMP CORPORATION, a Delaware corporation ("E-Stamp"), or order, at 2855 Campus Drive, San Mateo CA 94403, or such other place as E-Stamp may designate in writing from time to time, in lawful money of the United States of America, without abatement, demand, deduction, setoff or counterclaim, the principal sum of One Hundred Fifty Thousand Eight Hundred Eighty-Five Dollars ($150,885), together with interest thereon at the rate of five and seventy-four hundreths percent (5.74%) per annum, compounded annually, from the date first set forth above until all outstanding principal, accrued interest and other charges under this Promissory Note are paid in full.

     1.   Payments.  All outstanding principal and accrued interest under this
          --------
Promissory Note shall be due and payable on the Due Date (as defined below); provided, however, that so long as Director is a director on the Board of Directors of E-Stamp, Borrower's obligation to pay principal and interest under this Promissory Note shall be forgiven as follows: (a) principal in the amount of Eighteen Thousand Eight Hundred Sixty Dollars ($18,860) shall be forgiven as of the date first set forth above, and (b) principal in the amount of Eighteen Thousand Eight Hundred Sixty Dollars ($18,860), plus accrued but unpaid interest on the outstanding balance of principal hereunder, shall be forgiven on February 18, 2000, May 18, 2000, August 18, 2000, November 18, 2000, February 18, 2001,
and May 18, 2001, and (c) principal in the amount of Eighteen Thousand Eight Hundred Sixty-five Dollars ($18,865), plus accrued but unpaid interest on the outstanding balance of principal hereunder, shall be forgiven on August 18, 2001. Notwithstanding the preceding to the contrary, if Borrower sells any of the Pledged Collateral (as defined below), the outstanding principal and accrued interest under this Promissory Note shall be due and payable to the extent of the gross sales price, less commissions, derived from the sale of the Pledged Collateral. Every payment received by E-Stamp with respect to this Promissory Note shall be applied as follows: first, to the payment of any late charges; second, to the payment of accrued but unpaid interest; and, third, to the payment of the outstanding principal balance of this Promissory Note.

     2.   Due Date.  The "Due Date" shall be the earlier of (i) the date that
          --------
Borrower ceases to be a director on the Board of Directors of E-Stamp, whether voluntarily or involuntarily, and whether with or without cause, or (ii) August 18, 2001.

     3.   Purpose of Loan.  Borrower acknowledges and agrees that E-Stamp is
          ---------------
making this loan to Borrower for the purpose of financing Borrower's income tax liability associated with the issuance to Borrower of 50,000 shares of E-Stamp common stock on August 18, 1999.

     4.   Default.  In the event that Borrower fails to pay any amount due under
          -------
this Promissory Note as and when due or to timely perform any other obligation of Borrower under this Promissory Note, the Pledge Agreement (as defined below), E-Stamp may, at its option, declare the entire principal sum and all accrued but unpaid interest under this Promissory Note immediately due and payable. In the event that E-Stamp exercises this option or the principal balance of this Promissory Note otherwise becomes due and payable, all principal then outstanding under this Promissory Note shall thereafter bear simple interest at the lesser of ten percent (10%) per annum or the maximum rate permitted by law. Failure to exercise this option shall not constitute a waiver of E-Stamp's right to exercise the same with respect to any prior or subsequent defaults.

     5.   Security.  Borrower's obligations under this Promissory Note are
          --------
secured by that certain Stock Pledge Agreement of even date herewith ("Pledge Agreement") encumbering 17,500 shares of common stock of E-Stamp owned by Borrower and pledged as collateral thereunder ("Pledged Collateral").

     6.   Full Recourse Loan.  This Promissory Note evidences a full recourse
          ------------------
loan. Borrower acknowledges that Borrower is personally liable for the performance of the obligations of Borrower under this Promissory Note, and Borrower's liability shall not be limited to the value of the Pledged Collateral or other security provided to E-Stamp to secure Borrower's performance of its obligations under this Promissory Note.

     7.   Tax Liability.  Borrower understands and agrees that any and all
          -------------
income tax liability to Borrower resulting from this Promissory Note, including, without limitation, the forgiveness of principal and interest hereunder, shall be the sole responsibility of Borrower.

     8.   Attorneys' Fees.  In the event any legal action or proceeding is
          ---------------
required to enforce or interpret any provision of this Promissory Note, Borrower shall pay to E-Stamp upon demand all costs of collection and reasonable attorneys' fees incurred by E-Stamp.

     9.   Miscellaneous.  If any provision of this Promissory Note shall be
          -------------
invalid or unenforceable for any reason, the same shall be ineffective, but the remainder of this Promissory Note shall not be affected thereby and shall remain in full force and effect. Time is of the essence of each and every obligation of Borrower hereunder. Presentment and demand for payment, notice of dishonor, protest and notice of protest are hereby waived by Borrower. If the due date for any payment under this Promissory Note falls on a Saturday, Sunday or legal holiday, then such due date shall be extended to the next business day. None of the terms or provisions of this Promissory Note may be waived, altered, modified or amended except by a writing signed by E-Stamp and Borrower. The provisions of this Promissory Note shall be governed by California law. The covenants, terms and conditions hereof shall bind the heirs, successors and assigns of Borrower and shall inure to the benefit of the successors and assigns of E-Stamp.

     IN WITNESS WHEREOF, Borrower has executed this Promissory Note as of the date first set forth above.


                                        BORROWER:


                                        /s/ Marcelo Gumucio
                                        ----------------------------------------
                                        Marcelo Gumucio

                                        /s/ Carole Gumucio
                                        ----------------------------------------
                                        Carole Gumucio